UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

ISSUER DIRECT CORPORATION

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

 ISSUER DIRECT CORPORATION

500 Perimeter Park Drive, Suite D
Morrisville, NC  27560

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

This Information Statement is being furnished to all of the shareholders of Issuer Direct Corporation, a Delaware Corporation (the “Company,” “we” or “us”).  The purpose of this Information Statement is to notify you that the holders of a majority of the outstanding shares of Common Stock of the Company have taken action by written consent to approve the following: (i) the election of two Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified, (ii) the ratification of the appointment of the Company’s independent registered public accounting firm, (iii) an increase in the number of shares authorized under the Company’s 2010 Equity Incentive Plan from 220,416 to 420,416 and (iv)a reduction in the par value of the Company’s preferred stock from $1.00 per share to $0.001 per share.

The Board of Directors of the Company believes that the election of two Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified, the ratification the Company’s independent registered public accounting firm, the ratification of an increase in the number of shares authorized under the Company’s 2010 Equity Incentive Plan from 220,416 to 420,416, and the reduction in the par value of the Company’s preferred stock from $1.00 per share to $0.001 per share is in the best interest of the Company and its stockholders.

You have the right to receive this notice if you were a stockholder of record of our Common Stock at the close of business on June 15, 2012.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock.  We are not asking you for a proxy and you are requested not to send us a proxy.  You are urged to read the Information Statement in its entirety for a description of the action taken by the holders of a majority of the outstanding shares of Common Stock of the Company.

Sincerely,

/s/Brian R. Balbirnie
Brian R. Balbirnie
Chairman, Chief Executive Officer

ISSUER DIRECT CORPORATION

500 Perimeter Park Drive, Suite D
Morrisville, NC  27560

INFORMATION STATEMENT
DATED JUNE 29, 2012

We are not asking you for a proxy and you are requested not to send us a proxy.

The actions described below have already been approved by the written consent of holders of a majority of the outstanding shares of the Company’s Common Stock. A vote of the remaining stockholders is not necessary.

On June 15, 2012, the day that a written consent was signed by a majority of a shareholders approving the actions described below, there were 1,929,925 shares of our Common Stock issued and outstanding.  Holders representing 1,345,540 shares of our Common Stock (or 69.7%) signed the written consent approving the actions described below.

ACTION 1 – TO ELECT TWO DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

On June 15, 2012, a written consent approving the re-election of two directors was signed by holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Delaware law.  The term of office for each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of June 15, 2012 are set forth below:

Nominee	Age	Position with Issuer Direct	Director Since

Brian R. Balbirnie	40	Director, Chairman and Chief Executive Officer	2007
Wesley Pollard	41	Director, Secretary, Treasurer and Chief Financial Officer	2010

Brian R. Balbirnie – Chairman, Chief Executive Officer

Brian R. Balbirnie is the Chairman and Chief Executive Officer for Issuer Direct Corporation, and one of the initial co-founders of the Company. Prior to starting the Company, Mr. Balbirnie was the managing partner of a compliance and consulting practice focused on the Sarbanes Oxley Act. Mr. Balbirnie also served as the Chief Financial Officer and Chief Operating Officer for Mobile Reach International, a public entity located in North Carolina; responsible for the day-to-day operations, including all facets of SEC reporting. Mr. Balbirnie spent several years consulting with companies, assisting in public strategies, merger and acquisitions and financial reporting. In the early nineties, Mr. Balbirnie founded the first wireless data compression solutions exclusively sold through the Bell South and AT&T channel network – winning “best wireless company” – by Ziff Davis. Mr. Balbirnie attended St. Petersburg College majoring in Business Administration and Marketing.

Wesley Pollard – Director, Secretary, Treasurer, and Chief Financial Officer

    Mr. Pollard has served as the Chief Financial Officer of the Company since December 2009.  Mr. Pollard also serves of the Chief Financial Officer of JB Originals LLC. Prior to joining the Company, Mr. Pollard was employed by Digital Lifestyle Outfitters (“DLO”) from July 2006 through May 2009. DLO was acquired by Philips Electronics in mid 2007; Mr. Pollard served as Vice President of Finance prior to the acquisition, and Head of Finance following the acquisition.  Prior to DLO, Mr. Pollard served as International Controller for Tekelec, Inc. from June 2005 to June 2006 and Director of Finance for BioStratum, Inc from June 2001 through June 2005.  Mr. Pollard also assisted Home Director from June 2000 to June 2001 as the Corporate Controller.  From December 1999 to June 2000, Mr. Pollard served as the Director of SEC and Financial reporting for BuildNet, Inc. Mr. Pollard also spent five years at PricewaterhouseCoopers, LLP. Mr. Pollard is a Certified Public Accountant and holds his Master of Accounting from the University of North Carolina at Chapel Hill.

Director Compensation

Mr. Balbirnie received cash compensation of $99,211 during the year ended December 31, 2011 for his role as our Chief Executive Officer.  Mr. Pollard received cash compensation of $84,900 during the year ended December 31, 2011 for his role as our Chief Financial Officer.  On April 2, 2012, Mr. Balbirnie and Mr. Pollard each were granted 20,000 shares of restricted stock with a two year vesting period for their roles as officers and directors.  Neither Mr. Balbirnie not Mr. Pollard received cash compensation for their services as directors of the Company.

ACTION 2 – TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors appointed Cherry, Bekaert & Holland L.L.P. (“CBH”) on March 22, 2012, to serve as our independent auditors for fiscal 2012.  On June 15, 2012, a written consent ratifying the election of CBH was signed by holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Delaware law.

Audit fees billed by CBH for the audit of our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and for review of the financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011 filed with the SEC for last year totaled $34,500.  Tax fees billed by CBH during the year ended December 31, 2011 totaled $4,000.  CBH also billed $3,400 during the year ended December 31, 2011 for the review of the Company’s Form S-8 and other documents filed with the SEC.

Audit fees payable to CBH for the current year are expected to be $41,500.  The Company also paid CBH an additional $4,000 for the preparation of our 2011 tax returns.

ACTION 3 – TO RATIFY AN INREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE COMPANY'S 2010 EQUITY INCENTIVE PLAN FROM 220,416 T0 420,416

On January 20, 2012, the Company’s Board of Directors approved an increase in the number of shares authorized under the 2010 Equity Incentive Plan (the “Plan”) from 220,416 to 420,416, subject to shareholder approval.  On June 14, 2012, a written consent ratifying the increase in the number of shares authorized under the Plan from 220,416 to 420,416 was signed by holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Delaware law.

As of June 15, 2012, options to purchase 11,250 shares of common had been exercised under the Plan, and options to purchase 256,500 shares of common stock were outstanding under the Plan.  Therefore, following the increase in the number of shares available under the Plan to 420,416, the Company has 152,666 shares available under the Plan for future grants to employees, directors, or other individuals as deemed necessary.

ACTION 4 – TO APPROVE A REDUCTION IN THE PAR VALUE OF THE COMPANY'S PREFERRED STOCK FROM $1.00 PER SHARE TO $0.001 PER SHARE

On June 15, 2012, a written consent approving a reduction in the par value of the Company’s preferred stock from $1.00 per share to $0.01 per share was signed by holders of a majority of the Company’s outstanding shares of stock entitled to vote thereon in accordance with Delaware law.

As of June 15, 2012, the Company has 30,000,000 shares of preferred stock authorized with no series designated, and no shares issued or outstanding.

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND DIRECTOR NOMINEES

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of May 31, 2012, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC  27560.

            Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and address of Beneficial Owner,	Number of Shares	Percent of Class
Directors and Named Executive Officers

Brian R. Balbirnie (Chairman and CEO)	634,600	31.49%
Wesley Pollard (Director, Secretary, Treasurer and Chief Financial Officer)	93,000	4.61%
All Directors and Executive Officers as a group (3 persons)	727,600	36.10%

Other 5% Stockholders

James Michael	290,968	14.44%
Adam Segal	165,000	8.19%
Chancellor Capital Fund, LP	137,057	6.80%

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement.

INCORPORATION OF INFORMATION BY REFERENCE

The Company’s Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the U.S. Securities and Exchange Commission on March 1, 2012, is incorporated into and specifically made a part of this Information Statement by reference:

Dated: June 29, 2012

By Order of the Board of Directors,

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chairman, Chief Executive Officer